## SCHEDULE A

| Series of Advisor Managed Portfolios | 12b-1 Fee |
|---|---|
| 1919 Financial Services Fund | |
| Class A | 0.25% |
| Class C | 1.00% |
| Class FI | 0.25% |
| Class R | 0.50% |
| Class I | None |
| 1919 Socially Responsive Balanced Fund | |
| Class A | 0.25% |
| Class C | 1.00% |
| Class FI | 0.25% |
| Class R | 0.50% |
| Class I | None |
| 1919 Maryland Tax-Free Income Fund | |
| Class A | 0.15% |
| Class C | 0.70% |
| Class FI | 0.25% |
| Class I | None |
| Arch Indices VOI Absolute Income Fund | 0.25% |
| Bramshill Income Performance Fund | |
| Institutional Class | None |
| Investor Class | 0.25% |
| CornerCap Fundametrics Large-Cap ETF | 0.25% |
| Miller Income Fund | |
| Class A | 0.25% |
| Class C | 1.00% |
| Class FI | 0.25% |
| Class I | None |
| Class IS | None |
| Miller Value Partners Appreciation ETF | 0.25% |
| Miller Value Partners Leverage ETF | 0.25% |
| Opportunity Trust | |
| Class A | 0.25% |
| Class C | 1.00% |
| Class FI | 0.25% |
| Class R | 0.50% |
| Class I | None |
| Class IS | None |
| Optimize Financial Fund | 0.25% |
| Ramirez Asset Management Core Bond Fund | |
| Retail Class | 0.25% |
| Institutional Class | None |
| Ramirez Government Money Market Fund | |
| Retail Class | 0.25% |
| Institutional Class | None |
| Regan Total Return Income Fund | |
| Investor Class | 0.25% |
| Institutional Class | None |

The Trenchless Fund ETF 0.25% Zevenbergen Growth Fund Institutional Class Investor Class None 0.25% Zevenbergen Genea Fund Institutional Class Investor Class None 0.25% Approved by the Board of Trustees: June 1, 2023 Amended by the Board of Trustees: August 31, 2023 Amended by the Board of Trustees: November 30, 2023